EXECUTION VERSION

REAFFIRMATION AGREEMENT dated as of July 25, 2013 (this “Agreement”), among NCR CORPORATION (the “Borrower”), the SUBSIDIARY LOAN PARTIES identified on Schedule A hereto (collectively, the “Reaffirming Subsidiary Loan Parties” and, together with the Borrower, the “Reaffirming Parties”), and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) under the Restated Credit Agreement referred to below.
WHEREAS, the Borrower, the Lenders party thereto and the Administrative Agent have agreed to enter into an Amended and Restated Credit Agreement, dated as of the date hereof (the “Restated Credit Agreement”), which (i) amends and restates the Credit Agreement dated as of August 22, 2011, as amended and restated as of August 22, 2012, and as further amended by the Third Amendment dated as of February 5, 2013 (as so amended, the “Existing Credit Agreement”), among the Borrower, the Lenders party thereto and the Administrative Agent and (ii) among other things, increases the amount of the Term Loans from the amount provided for in the Existing Credit Agreement;
WHEREAS, each Reaffirming Party is party to one or more of the Security Documents, including the Guarantee and Pledge Agreement, dated as of August 22, 2011, among the Borrower, the Subsidiaries (as defined therein) and the Administrative Agent, as amended by that certain Amendment dated as of October 26, 2011, among the Borrower, the Subsidiaries party thereto and the Administrative Agent and as supplemented by Supplement No. 1, dated as of August 31, 2011, among the Borrower, the other Grantors party thereto and the Administrative Agent (collectively, the “Guarantee and Pledge Agreement”);
WHEREAS, each Reaffirming Party expects to realize, or has realized, substantial direct and indirect benefits as a result of the Restated Credit Agreement becoming effective and the consummation of the transactions contemplated thereby; and
WHEREAS, the execution and delivery of this Agreement is a condition precedent to the effectiveness of the Restated Credit Agreement and the consummation of the transactions contemplated thereby;
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
Reaffirmation
SECTION 1.01.    Defined Terms. Unless otherwise specified, capitalized terms used and not defined herein have the meanings given to them in the Restated Credit Agreement.

SECTION 1.02.    Reaffirmation. (a) Each Reaffirming Party hereby consents to the Restated Credit Agreement and the transactions contemplated thereby and hereby confirms its guarantees, pledges and grants of security interests under each Security Document to which it is party, and agrees that, notwithstanding the effectiveness of the Restated Credit Agreement, such guarantees, pledges and grants of security interests, shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties. Each Reaffirming Party further agrees to take any action that may be reasonably required or that is reasonably requested by the Administrative Agent to ensure compliance by the Borrower with Section 5.12 of the Restated Credit Agreement and hereby reaffirms its obligations under each similar provision of each Security Document to which it is party.
(b)    Each Reaffirming Party party to any Security Document hereby confirms and agrees that the “Obligations” (or any term of like import) as defined or referenced in such documents will include the monetary obligations of the Borrower, including with respect to principal, interest, fees, indemnities and other amounts, attributable to or incurred in connection with the Term Loans and the Revolving Commitments established pursuant to the Restated Credit Agreement, and any Loans, Letters of Credit or other credit extensions pursuant thereto.
SECTION 1.03.    Credit Agreement as Amended and Restated. On and after the date on which the Restated Credit Agreement becomes effective in accordance with the terms thereof (the “Restatement Effective Date”), each reference, whether direct or indirect, in each Security Document to the “Credit Agreement” shall mean and be a reference to the Restated Credit Agreement (and any subsequent amendments, restatements, modifications or supplements as in effect from time to time).
ARTICLE II
Representations and Warranties
Each Reaffirming Party hereby represents and warrants, which representations and warranties shall survive execution and delivery of this Agreement, as follows:
SECTION 2.01.    Organization. Such Reaffirming Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.
SECTION 2.02.    Authority; Enforceability. Such Reaffirming Party has all requisite power and authority to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement. Such Reaffirming Party has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 2.03.    Loan Documents. The representations and warranties of such Reaffirming Party contained in each Loan Document are true and correct in all material respects with the same effect as though made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).
SECTION 2.04.    Loan Parties. The Subsidiaries of the Borrower listed on Schedule A hereto, together with the Borrower, constitute all of the Loan Parties.
SECTION 2.05.    Continuing Security Interest. None of the Security Documents such Reaffirming Party is party to on the Restatement Effective Date will be rendered invalid, non-binding or unenforceable against such Reaffirming Party as a result of the Restated Credit Agreement. Such Reaffirming Party’s guarantee created under such Security Documents will continue to guarantee the Obligations (including the Obligations attributable to the Term Loans and the Revolving Commitments established pursuant to the Restated Credit Agreement and extensions of credit in connection therewith) to the same extent as it guaranteed the Obligations immediately prior to the Restatement Effective Date. The Liens created under such Security Documents will continue to secure the Obligations (including the Obligations attributable to the Term Loans and the Revolving Commitments established pursuant to the Restated Credit Agreement and extensions of credit in connection therewith) or Parallel Debt (as defined in the Guarantee and Pledge Agreement), and will continue to be perfected, in each case, to the same extent as they secured the Obligations or were perfected immediately prior to the Restatement Effective Date. In addition, to secure the Obligations (as defined in the Guarantee and Pledge Agreement) in accordance with the provisions of the Guarantee and Pledge Agreement, each Reaffirming Party hereby (i) grants to the Administrative Agent, for the benefit of the Secured Parties (as defined in the Guarantee and Pledge Agreement), a security interest in all of such Reaffirming Party’s right, title and interest in the Collateral (as defined in the Guarantee and Pledge Agreement) and (ii) authorizes the filing of Uniform Commercial Code financing statements naming such Reaffirming Party as debtor and Administrative Agent as secured party in such jurisdictions as the Administrative Agent determines is necessary or advisable and indicating or describing the collateral as set forth in Exhibit A hereto.
ARTICLE III

Miscellaneous
SECTION 3.01.    Notices. All notices hereunder shall be given in accordance with Section 9.01 of the Restated Credit Agreement; provided that, for this purpose, the address of each Reaffirming Party shall be the one specified for the Borrower under the Restated Credit Agreement.

SECTION 3.02.    Security Document. This Agreement is a Security Document executed pursuant to the Restated Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.
SECTION 3.03.    Effectiveness; Counterparts. This Agreement shall become effective on the date when (i) copies hereof which, when taken together, bear the signatures of each Reaffirming Party and the Administrative Agent, shall have been received by the Administrative Agent (or its counsel) and (ii) the Restated Credit Agreement has become effective in accordance with the terms thereof. This Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by each of the parties hereto. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 3.04.    No Novation. Neither this Agreement nor the execution, delivery or effectiveness of the Restated Credit Agreement shall extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release the priority of any Security Document or any other security therefor, which shall remain in full force and effect except as modified or, in the case of such obligations, refinanced pursuant to the Restated Credit Agreement. Nothing herein shall be construed as a substitution or novation of the obligations outstanding under the Existing Credit Agreement or instruments securing the same, which shall remain in full force and effect. Nothing in or implied by this Agreement or in any other document contemplated hereby shall be construed as a release or other discharge of the Borrowers or any other Loan Party under any Security Document from any of its obligations and liabilities thereunder.
SECTION 3.05.    GOVERNING LAW; Incorporation by Reference. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. Notwithstanding anything to the contrary contained herein, the provisions of Sections 9.09 and 9.10 of the Credit Agreement are incorporated by reference herein, mutatis mutandis.
SECTION 3.06.    No Other Amendments; Confirmation. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Restated Credit Agreement or any other Security Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Restated Credit Agreement or of any other Security Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

SECTION 3.07.    Headings. The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

IN WITNESS WHEREOF, the parties below have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

NCR CORPORATION,
by	/s/ Robert P. Fishman
Name: Robert P. Fishman
Title: Senior Vice President and Chief Financial Officer

NCR INTERNATIONAL, INC.,
by	/s/ Jennifer M. Daniels
Name: Jennifer M. Daniels
Title: President

NCR INTERNATIONAL HOLDINGS, INC.,
by	/s/ Jennifer M. Daniels
Name: Jennifer M. Daniels
Title: President

RADIANT SYSTEMS, INC.,
by	/s/ Robert P. Fishman
Name: Robert P. Fishman
Title: Chief Financial Officer and Treasurer

RADIANT SYSTEMS INTERNATIONAL, INC.,
by	/s/ Robert P. Fishman
Name: Robert P. Fishman
Title: Chief Financial Officer, Executive Vice President, Senior Vice President and Treasurer

RADIANT PAYMENT SERVICES, LLC,
by	/s/ Robert P. Fishman
Name: Robert P. Fishman
Title: Chief Financial Officer and Treasurer

JPMORGAN CHASE BANK, N.A., as Administrative Agent,
by	/s/ John G. Kowalczuk
Name: John G. Kowalczuk
Title: Executive Director

Schedule A
to Reaffirmation Agreement
List of Reaffirming Subsidiary Loan Parties

1.	NCR International, Inc.

2.	NCR International Holdings, Inc.

3.	Radiant Systems, Inc.

4.	Radiant Systems International, Inc.

5.	Radiant Payment Services, LLC

Exhibit A
All right, title and interest of the Debtor in and to any and all of the following assets and properties of the Debtor, whether now owned or at any time hereafter acquired by the Debtor or in which the Debtor now has or at any time in the future may acquire any right, title or interest:

(i)	all shares of capital stock and other Equity Interests now owned or at any time hereafter acquired by the Debtor;

(ii)	all certificates and any other instruments representing all such Equity Interests;

(iii)	all other property that may be delivered to and held by the Administrative Agent;

(iv)
all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clause (i) and (ii) above;

(v)	all rights and privileges of the Debtor with respect to the securities and other property referred to in clauses (i), (ii) and (iii) above; and

(vi)	all Proceeds of any of the foregoing.
Definitions:
All terms defined in the New York UCC (as defined herein) and not defined in this Annex I have the meaning specified therein.
As used herein, the following terms shall have the following meanings:
“Equity Interests” means shares of capital stock, partnership interests, membership interests, beneficial interests or other ownership interests, whether voting or nonvoting, in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.